                                                                  EXHIBIT 4.1(c)




================================================================================





                         SECOND SUPPLEMENTAL INDENTURE

                         dated as of December 30, 1996


                                       to


                                   INDENTURE

                           dated as of April 1, 1995


                                     among


                       PIONEER AMERICAS ACQUISITION CORP.
                                   as Issuer,

                            PIONEER AMERICAS, INC.,
                      PIONEER CHLOR ALKALI COMPANY, INC.,
                          IMPERIAL WEST CHEMICAL CO.,
                             ALL-PURE CHEMICAL CO.,
                         BLACK MOUNTAIN POWER COMPANY,
                       ALL-PURE CHEMICAL NORTHWEST, INC.,
                   PIONEER CHLOR ALKALI INTERNATIONAL, INC.,
                              G.O.W. CORPORATION,
                            as Subsidiary Guarantors

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee




================================================================================

                              Table of Contents

                                                                                                              Page
                                                                                                              ----
     ARTICLE I            DEFINITIONS....................................................................       3

     ARTICLE II           GUARANTEES.....................................................................       3

     ARTICLE III          REPRESENTATIONS AND WARRANTIES.................................................       4

           Section 301.   Representations of the New Subsidiary Guarantors...............................       4

           Section 302.   Representations of the Company and the Subsidiary Guarantors...................       4

           Section 303.   Representations of the Trustee.................................................       5

     ARTICLE IV           CONDITIONS PRECEDENT...........................................................       5

     ARTICLE V            MISCELLANEOUS..................................................................       6

           Section 501.   Execution of Supplemental Indenture; Ratification of Original
                          Indenture......................................................................       6

           Section 502.   Concerning the Trustee.........................................................       6

           Section 503.   Counterparts...................................................................       6

           Section 504    GOVERNING LAW..................................................................       7

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of April 1, 1995

              Trust Indenture                                                            Indenture
                Act   Section                                                            Section
              ---------------                                                            -------
         Section  310(a)(1)                     . . . . . . . . . . . . .                   608
                     (a)(2)                     . . . . . . . . . . . . .                   608
                     (a)(3)                     . . . . . . . . . . . . .                   N.A.
                     (a)(4)                     . . . . . . . . . . . . .                   N.A.
                     (b)                        . . . . . . . . . . . . .                   607, 609
                     (c)                        . . . . . . . . . . . . .                   N.A.
         Section  311(a)                        . . . . . . . . . . . . .                   612
                     (b)                        . . . . . . . . . . . . .                   612
                     (c)                        . . . . . . . . . . . . .                   N.A.
         Section  312(a)                        . . . . . . . . . . . . .                   701
                     (b)                        . . . . . . . . . . . . .                   117
                     (c)                        . . . . . . . . . . . . .                   117
         Section  313(a)                        . . . . . . . . . . . . .                   703
                     (b)(1)                     . . . . . . . . . . . . .                   703
                     (b)(2)                     . . . . . . . . . . . . .                   703
                     (c)                        . . . . . . . . . . . . .                   703
                     (d)                        . . . . . . . . . . . . .                   703
         Section  314(a)                        . . . . . . . . . . . . .                   704, 1003
                     (b)                        . . . . . . . . . . . . .                   1402
                     (c)(1)                     . . . . . . . . . . . . .                   103
                     (c)(2)                     . . . . . . . . . . . . .                   103
                     (c)(3)                     . . . . . . . . . . . . .                   103
                     (d)                        . . . . . . . . . . . . .                   1403, 1404
                     (e)                        . . . . . . . . . . . . .                   103
                     (f)                        . . . . . . . . . . . . .                   N.A.
         Section  315(a)                        . . . . . . . . . . . . .                   602, 613, 903
                     (b)                        . . . . . . . . . . . . .                   601, 602, 903
                     (c)                        . . . . . . . . . . . . .                   602, 903
                     (d)                        . . . . . . . . . . . . .                   602, 903
                     (e)                        . . . . . . . . . . . . .                   512
         Section  316(a) (last sentence)
                     (a)(1)(A)                  . . . . . . . . . . . . .                   502, 505
                     (a)(1)(B)                  . . . . . . . . . . . . .                   504
                     (a)(2)                     . . . . . . . . . . . . .                   N.A.
                     (b)                        . . . . . . . . . . . . .                   507
                     (c)                        . . . . . . . . . . . . .                   105
         Section  317(a)(1)                     . . . . . . . . . . . . .                   508
                     (a)(2)                     . . . . . . . . . . . . .                   509
                     (b)                        . . . . . . . . . . . . .                   N.A.
         Section  318(a)                        . . . . . . . . . . . . .                   310

         N.A. means not applicable.
         -------------------------------------------
         Note: This reconciliation and tie shall not, for any purpose, be deemed a part of this Indenture.

         SECOND SUPPLEMENTAL INDENTURE, dated as of December 30, 1996 (this "Second Supplemental Indenture"), to the Indenture dated as of April 1, 1995 (the "Original Indenture") among PIONEER AMERICAS ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, the "Company"), PIONEER AMERICAS, INC. ("PAI"), PIONEER CHLOR ALKALI COMPANY, INC. ("PCAC"), each a Delaware corporation, IMPERIAL WEST CHEMICAL CO., a Nevada corporation, ALL-PURE CHEMICAL CO. ("APC"), a California corporation, BLACK MOUNTAIN POWER COMPANY, a Texas corporation, ALL-PURE CHEMICAL NORTHWEST, INC., a Washington corporation, PIONEER CHLOR ALKALI INTERNATIONAL, INC., a Barbados corporation, and G.O.W. CORPORATION, a Nevada corporation (collectively, the "Original Subsidiary Guarantors"), and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee"), as amended and supplemented by the First Supplemental Indenture, dated as of September 14, 1995 (the "First Supplemental Indenture") among the Company, the Original Subsidiary Guarantors and the Trustee (the Original Indenture, as so supplemented and amended, the "Indenture").

         WHEREAS, the Company, the Original Subsidiary Guarantors and IBJ Schroder Bank & Trust Company ("IBJ"), as trustee, have heretofore executed and delivered the Original Indenture to provide for the issuance of Securities (as defined in the Original Indenture) of the Company, and the issuance of Guarantees (as defined in the Original Indenture) with respect thereto by the Original Subsidiary Guarantors;

         WHEREAS, by an Instrument of Resignation, Appointment and Acceptance dated as of September 14, 1995, IBJ resigned as trustee under the Original Indenture, the Company appointed the Trustee as successor trustee under the Original Indenture, and the Trustee accepted such appointment, all in accordance with the terms of the Original Indenture;

         WHEREAS, the Company, the Original Subsidiary Guarantors and the Trustee have heretofore executed and delivered the First Supplemental Indenture to secure PCAC's Guarantee with liens on PCAC's St. Gabriel, Louisiana and Henderson, Nevada plants (including real property, buildings, fixtures and equipment), and in connection therewith, to modify covenants, to provide additional indemnity to the Trustee, and to modify other provisions of the Original Indenture, the Securities or the Guarantees that relate to such collateral or that were or may be impacted by the providing of such collateral, and entered into certain agreements, documents and other instruments to effect the foregoing, including, without limitation, an intercreditor agreement relating to liens on such collateral on a pari passu basis in favor of the Trustee for the benefit of itself and the Holders (as defined in the Original Indenture) and the Agent Bank (as defined in the First Supplemental Indenture) for the benefit of itself and the other lenders under the Bank Credit Facility (as defined in the Original Indenture);

         WHEREAS, on June 5, 1996, Pioneer (East), Inc. ("Pioneer (East)") was incorporated in Delaware and all of Pioneer (East)'s outstanding Capital Stock (as defined in the Original

Indenture) was issued to PAI, as a result of which Pioneer (East) is a Subsidiary (as defined in the Original Indenture) of the Company and is a Restricted Subsidiary (as defined in the Original Indenture);

         WHEREAS, on July 31, 1996, APC acquired all of the issued and outstanding Capital Stock of T.C. Holdings, Inc. ("Holdings"), a New Mexico corporation, which owns all of the issued and outstanding Capital Stock of T.C. Products, Inc. ("Products"), a Washington corporation, and as a result of such acquisition each of Holdings and Products is a Subsidiary of the Company and is a Restricted Subsidiary;

         WHEREAS, Section 1019 of the Indenture provides that if any Subsidiary of the Company becomes a Restricted Subsidiary after the Closing Date (as defined in the Original Indenture), the Company shall cause such Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee, in accordance with Article Thirteen of the Original Indenture, all of the Company's obligations under the Original Indenture and the Securities on the same terms as the other Subsidiary Guarantors (as defined in the Original Indenture), which Guarantee shall rank pari passu with any Senior Indebtedness (as defined in the Original Indenture) of such Subsidiary;

         WHEREAS, Section 901 of the Original Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, without the consent of the Holders, enter into indentures supplemental to the Original Indenture to add a Subsidiary Guarantor pursuant to the requirements of Section 1019 thereof;

         WHEREAS, the Company has requested the Trustee, the Original Subsidiary Guarantors, Pioneer (East), Holdings and Products to enter into this Second Supplemental Indenture for the purpose of adding Pioneer (East), Holdings and Products (collectively, the "New Subsidiary Guarantors") as Subsidiary Guarantors under the Original Indenture, and to provide for each such New Subsidiary Guarantor's unconditional guarantee, in accordance with Article Thirteen of the Original Indenture, of all of the Company's obligations under the Original Indenture and the Securities on the same terms as the Original Subsidiary Guarantors; and

         WHEREAS, all acts and things necessary to constitute these presents a valid and binding supplemental indenture according to its terms, have been done and performed, and the execution of this Second Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, being hereinafter called the "Indenture") has in all respects been duly authorized, and the Company, the Original Subsidiary Guarantors and the New Subsidiary Guarantors, in the exercise of the legal rights and powers vested in them, each executes this Second Supplemental Indenture;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

         That, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE I

                                  DEFINITIONS

         (a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Original Indenture.

         (b) For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

         "Effective Date" means, subject to the satisfaction of the conditions precedent specified in Article IV hereof, the date of execution and delivery of this Second Supplemental Indenture.

         "First Supplemental Indenture" has the meaning specified in the recitals hereto.

         "Indenture" means the Original Indenture as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, and as otherwise amended or supplemented from time to time in accordance with its terms.

         "New Subsidiary Guarantors" means Pioneer (East), Holdings and
Products.

         "Original Indenture" has the meaning specified in the recitals hereto.

         (c) For all purposes of this Indenture, the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture as a whole and not to this Second Supplemental Indenture or to any particular Article, Section or other subdivision.


                                   ARTICLE II

                                   GUARANTEES

         For value received, each of the New Subsidiary Guarantors hereby unconditionally guarantees, jointly and severally, to the Holders of the Securities the payment of principal of, premium, if any, and interest on the Securities in the amounts and at the time when due and interest on the overdue principal and interest, if any, of the Securities, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holders of the Securities and the Trustee, all in accordance with and subject to the terms and limitations of the Securities and Article Thirteen of the Indenture.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 301.     Representations of the New Subsidiary Guarantors.

         The New Subsidiary Guarantors, jointly and severally, represent and warrant that the Guarantees have been duly and validly authorized and, when executed and authenticated in accordance with the terms of the Indenture, (i) will be legal, valid and binding obligations of the New Subsidiary Guarantors enforceable against the New Subsidiary Guarantors in accordance with their terms, except as (A) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a proceeding in equity or at law) and as may be limited by the discretion of the court before which any proceeding therefor may be brought, and (ii) will be entitled to the benefits of the Indenture.

         Section 302. Representations of the Company and the Subsidiary Guarantors.

         The Company and the Subsidiary Guarantors, jointly and severally, represent and warrant that:

         (a) This Second Supplemental Indenture has been duly authorized by each of the Company and the Subsidiary Guarantors, and, when executed and delivered by the Company and the Subsidiary Guarantors on the Effective Date and, assuming due authorization, execution and delivery by the Trustee, will be a legal, valid and binding agreement of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a proceeding in equity or at law) and as may be limited by the discretion of the court before which any proceeding therefor may be brought and (iii) rights to indemnity and contribution may be limited by state or Federal laws relating to securities or by policies underlying such laws; and

         (b) The execution, delivery and performance by the Company and the Subsidiary Guarantors of this Second Supplemental Indenture and the consummation of the transactions contemplated hereby will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors is bound or to which any of the property or assets of the Company or any of the Subsidiary Guarantors is subject, (2) result in any violation of the provisions of the Certificate of Incorporation or the By-laws, in each case as amended, of the Company or any of the Subsidiary Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiary Guarantors or any or their properties, (3) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Company or any of the Subsidiary Guarantors, except pursuant to or as contemplated by the terms of the Indenture, or (4) constitute a default under any ordinance, license or permit, except, in the case of the events specified in clauses (1), (3) and (4) above, for such conflicts, violations or defaults which would not have a material adverse effect upon the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiary Guarantors, taken as a whole, or on the ability of the Company and the Subsidiary Guarantors to perform their respective obligations under the Indenture.

         Section 303.     Representations of the Trustee.

         The Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1, if any, supplied to the Company are true and accurate subject to the qualifications set forth therein.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         This Second Supplemental Indenture shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

         (a) The Trustee shall have received a true and complete original, except where stated otherwise, of:

         (i) this Second Supplemental Indenture, duly executed and delivered by the Company and the Subsidiary Guarantors;

         (ii) an opinion of Kent R. Stephenson, Esq., the General Counsel of the Company, with respect to the due authorization, execution and delivery of this Second Supplemental Indenture and such other matters as the Trustee and its counsel shall reasonably require, and meeting the requirements of Section 903 of the Indenture; and

         (iii) such other approvals, consents, opinions, or documents as the Trustee or its counsel may reasonably request.

         (b) On the Effective Date, each of the Company and the Subsidiary Guarantors shall be in compliance with all the terms and provisions on its respective part to be observed or performed as set forth in the Indenture; any representations and warranties of the Company and the Subsidiary Guarantors or the Trustee set forth in this Second Supplemental Indenture shall be true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date; and no Event of Default shall have occurred and be continuing on such date, and no event shall have occurred which, with notice or lapse of time, or both, would constitute an Event of Default under the Indenture.


                                   ARTICLE V

                                 MISCELLANEOUS

         Section 501. Execution of Supplemental Indenture; Ratification of Original Indenture.

         This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Second Supplemental Indenture forms a part thereof.

         Except as otherwise expressly provided for in this Second Supplemental Indenture, all of the terms and conditions of the Original Indenture, as heretofore supplemented and amended by the First Supplemental Indenture, are hereby ratified and shall remain unchanged and continue in full force and effect.

         Section 502.     Concerning the Trustee.

         The recitals contained herein and in the Securities, except with respect to the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Subsidiary Guarantors and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Securities.

         Section 503.     Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

SECTION 504.     GOVERNING LAW.

         THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


         IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             PIONEER AMERICAS ACQUISITION CORP.


Attest /s/ KENT R. STEPHENSON                By /s/  PHILIP J. ABLOVE
      -----------------------                  ------------------------
       Name:   Kent R. Stephenson               Name:  Philip J. Ablove
       Title:  Secretary                        Title: Vice President


                                             PIONEER AMERICAS, INC.


Attest /s/ KENT R. STEPHENSON                By /s/  PHILIP J. ABLOVE
      -----------------------                  ------------------------
       Name:  Kent R. Stephenson                Name:  Philip J. Ablove
       Title: Secretary                         Title: Vice President


                                             PIONEER CHLOR ALKALI
                                             COMPANY, INC.


Attest /s/ KENT R. STEPHENSON                By /s/  PHILIP J. ABLOVE
      -----------------------                  ------------------------
       Name:  Kent R. Stephenson                Name:  Philip J. Ablove
       Title: Secretary                         Title: Vice President


                                             IMPERIAL WEST CHEMICAL CO.


Attest /s/ KENT R. STEPHENSON                By /s/  PHILIP J. ABLOVE
      -----------------------                  ------------------------
       Name:  Kent R. Stephenson                Name:  Philip J. Ablove
       Title: Secretary                         Title: Vice President

                                        ALL-PURE CHEMICAL CO.


Attest /s/ KENT R. STEPHENSON           By /s/  PHILIP J. ABLOVE
      -----------------------             ------------------------
      Name:  Kent R. Stephenson           Name:  Philip J. Ablove
      Title: Secretary                    Title: Vice President

                                        BLACK MOUNTAIN POWER COMPANY


Attest /s/ KENT R. STEPHENSON           By /s/  PHILIP J. ABLOVE
      -----------------------             ------------------------
      Name:  Kent R. Stephenson            Name:  Philip J. Ablove
      Title: Secretary                     Title: Vice President


                                        ALL-PURE CHEMICAL NORTHWEST, INC.


Attest /s/ KENT R. STEPHENSON           By /s/  PHILIP J. ABLOVE
      -----------------------             ------------------------
      Name:  Kent R. Stephenson            Name:  Philip J. Ablove
      Title: Secretary                     Title: Vice President


                                        PIONEER CHLOR ALKALI
                                        INTERNATIONAL, INC.


Attest /s/ KENT R. STEPHENSON           By /s/  PHILIP J. ABLOVE
      -----------------------             ------------------------
      Name:  Kent R. Stephenson            Name:  Philip J. Ablove
      Title: Secretary                     Title: Vice President


                                        G.O.W. CORPORATION


Attest /s/ KENT R. STEPHENSON           By /s/  PHILIP J. ABLOVE
      -----------------------             ------------------------
      Name:  Kent R. Stephenson            Name:  Philip J. Ablove
      Title: Secretary                     Title: Vice President

                                            PIONEER (EAST), INC.


Attest /s/ DAVID A. LESLIE                  BY /s/ KENT R. STEPHENSON
      --------------------                    --------------------------
       Name:  David A. Leslie                  Name:  Kent R. Stephenson
       Title: Assistant Secretary              Title: President


                                            T.C. HOLDINGS, INC.


Attest /s/ KENT R. STEPHENSON               By /s/  PHILIP J. ABLOVE
      -----------------------                 -----------------------
       Name:  Kent R. Stephenson               Name:  Philip J. Ablove
       Title: Secretary                        Title: Vice President


                                            T.C. PRODUCTS, INC.


Attest /s/ KENT R. STEPHENSON               By /s/ PHILIP J. ABLOVE
      -----------------------                 ---------------------
       Name:  Kent R. Stephenson               Name:  Philip J. Ablove
       Title: Secretary                        Title: Vice President


                                            UNITED STATES TRUST COMPANY
                                            OF NEW YORK


Attest /s/ ROBERT F. LEE                   By /s/ PATRICIA STERMER
      --------------------------              ------------------------
       Name:  Robert F. Lee                    Name:  Patricia Stermer
       Title: Assistant Secretary              Title: Assistant Vice President